EXHIBIT 99.1

GENERAL FINANCE CORPORATION REPORTS SECOND QUARTER RESULTS FOR FISCAL YEAR 2016

PASADENA, CA – February 8, 2016 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions in North America and in the Asia-Pacific region of Australia and New Zealand (the “Company”), today announced its consolidated financial results for the second quarter ended December 31, 2015.

Second Quarter 2016 Highlights
•	Total revenues were $83.3 million, compared to $88.7 million for the second quarter of fiscal year 2015.
•	Leasing revenues comprised 55% of total non-manufacturing revenues versus 70% for the second quarter of fiscal year 2015.
•	Leasing revenues increased by 14%, excluding the oil and gas sector and the unfavorable foreign exchange impact.
•	Adjusted EBITDA was $18.9 million, compared to $27.7 million in the second quarter of fiscal year 2015.
•	Adjusted EBITDA margin was 23%, compared to 31% in the second quarter of fiscal year 2015.
•	Net income attributable to common shareholders was $0.1 million, or $0.00 per diluted share, compared to $4.6 million, or $0.17 per diluted share, for the second quarter of fiscal year 2015.
•	Average fleet unit utilization was 79%, compared to 84% in the second quarter of fiscal year 2015.
•	Three acquisitions completed during the quarter, one in North America and two in the Asia-Pacific region.

YTD 2016 Highlights
•	Total revenues were $147.1 million, compared to $169.1 million for the first six months of fiscal year 2015.
•	Leasing revenues comprised 60% of total non-manufacturing revenues versus 70% for the first six months of fiscal year 2015.
•	Leasing revenues increased by 12%, excluding the oil and gas sector and the unfavorable foreign exchange impact.
•	Adjusted EBITDA was $32.8 million, compared to $53.2 million for the first six months of fiscal year 2015.
•	Adjusted EBITDA margin was 22%, compared to 31% in the six months of fiscal year 2015.
•
Net loss attributable to common shareholders was $1.9 million, or $0.07 per diluted share, compared to net income attributable to common shareholders of $8.3 million, or $0.31 per diluted share, for the first six months of fiscal year 2015.

•	Average fleet unit utilization was 77%, compared to 83% for the first six months of fiscal year 2015.
•	Completed four acquisitions during the first six months of fiscal year 2016, two in North America and two in the Asia-Pacific region.

Management Commentary

“Our North American leasing operations continued to benefit from geographic expansion and diversification outside of the oil and gas sector,” said Ronald Valenta, President and Chief Executive Officer. “We delivered growth across most product lines and end markets during the second quarter of fiscal year 2016 and we have expanded our North American branch network by six locations this fiscal year, including four greenfield branches. In the Asia-Pacific region, our second quarter results were impacted by lower leasing revenues in our workforce accommodation business and a declining Australian dollar relative to the U.S. dollar, which was partially offset by an improving construction sector and higher sales revenue in our transportation sector.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, commented, “We remain focused on maintaining stringent expense controls and managing our working capital. The discretionary nature of the deployment of our capital resources has enabled us to effectively respond to the challenging market conditions in the oil and gas sector. Our year-to-date net fleet capital expenditures declined by nearly $27 million, or just over 60%, as compared to the first six months of fiscal year 2015.  In addition, in October we were able to prepay $5.0 million on our term loan with Credit Suisse, bringing the current outstanding balance to $10.0 million, and last month we extended the maturity date of this term loan to July 1, 2017.”

Second Quarter 2016 Operating Summary

North America
Revenues from our North American leasing operations for the second quarter of fiscal year 2016 totaled $43.5 million, compared with $49.2 million for the second quarter of fiscal year 2015, a decrease of 11%. Leasing revenues declined by approximately 23% on a year-over-year basis, primarily as a result of a 60% drop from the oil and gas sector. However, leasing revenues increased from all other sectors by 14%, with notable increases in the construction, commercial and retail sectors. Sales revenues increased by 33% during the quarter, driven by increases in the services, construction and commercial sectors. Adjusted EBITDA for the second quarter of fiscal year 2016 was $13.0 million, compared with $17.0 million for the year-ago quarter. The decrease was due to the decline in customer demand in our portable liquid containment business.

North American manufacturing revenues for the second quarter of fiscal year 2016 totaled $2.6 million and intercompany revenues to our North American leasing operations were negligible.  This compares to $7.1 million of external sales and $6.0 million of intercompany revenues during the second quarter of fiscal year 2015. On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was a loss of approximately $1.1 million for the quarter, as compared to earnings of $2.8 million in the second quarter of fiscal year 2015. Our manufacturing operations were impacted by reduced demand in portable liquid containment tanks, which is heavily reliant on the upstream oil and gas market, and inefficiencies inherent in the establishment of a new product line. Sales of our recently introduced chassis product line during the quarter were $2.1 million. We remain focused on making this and other steel-based products commercially viable in order to diversify outside of our core portable liquid containment business and we will be closely monitoring the situation.

Asia-Pacific
Revenues from the Asia-Pacific for the second quarter of fiscal year 2016 totaled $37.2 million, compared with $32.4 million for the second quarter of fiscal year 2015, an increase of 15%. The increase in revenues occurred primarily in the  transportation, building and construction and moving and storage sectors, including three lower margin sales to freight customers of approximately $7.9 million in total. This was partially offset by declines in the oil and gas and government sectors and was accompanied by an approximate 16% unfavorable foreign exchange translation effect between periods. Adjusted EBITDA for the second quarter of 2016 was $7.8 million, compared with $10.2 million for the year-ago quarter, a decrease of approximately 24%. On a local currency basis, revenues increased by 37% (7% when excluding the three sales to the freight customers) and adjusted EBITDA decreased by approximately 9%. The lower adjusted EBITDA on a local currency basis was primarily due to lower leasing revenues, which declined by 7%, driven predominately by lower revenues in the oil and gas sector.

Balance Sheet and Liquidity Overview

At December 31, 2015, the Company had total debt of $358.3 million and cash and cash equivalents of $4.3 million, compared with $356.7 million and $3.7 million at June 30, 2015, respectively. At December 31, 2015, our Asia-Pacific leasing operations had $28.4 million (A$38.9 million) available to borrow under its $127.8 million (A$175.0 million) credit facility and our North America leasing operations had $22.6 million available to borrow under its $232 million credit facility.

During the first six months of fiscal year 2016, the Company generated cash from operating activities of $25.4 million, as compared to $21.1 million for the first six months of fiscal year 2015. For the first six months of fiscal year 2016, the Company invested a net $17.3 million ($11.8 million in North America and $5.5 million in the Asia-Pacific) in the lease fleet, as compared to $43.8 million in net fleet investment ($36.5 million in North America and $7.3 million in the Asia-Pacific) in the first six months of fiscal year 2015.

Receivables were $44.7 million at December 31, 2015, as compared to $47.6 million at June 30, 2015. Days sales outstanding in receivables at December 31, 2015 for our Asia-Pacific and North American leasing operations improved since June 30, 2015, from 40 to 39 days and from 66 to 46 days, respectively.

Outlook

Based on our year-to-date results and our expectations for the value of the Australian dollar versus the U.S. dollar, management remains comfortable with the updated outlook range provided as a result of Royal Wolf’s updated guidance announced in its press release on December 22, 2015. On that date, we stated that consolidated adjusted EBITDA would be 18% to 28% lower in fiscal year 2016 from fiscal year 2015. In addition, we now expect that consolidated revenues for fiscal 2016 to be in the range of $270 million to $290 million. This outlook takes into account the impact of the current fiscal year acquisitions to-date.

Conference Call Details

Management will host a conference call today at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) to discuss the Company's operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 25747402. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through February 22, 2016 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 25747402.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions.  Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries.  The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those countries. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings.  The Company also owns 90% of Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and other steel-related products in North America.   Royal Wolf’s shares trade under the symbol “RWH” on the Australian Securities Exchange.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, increases in interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian resources industry or the U.S. oil and gas and construction industries, or a write-off of all or a part of our goodwill and intangible assets. These risks and uncertainties could cause actual outcomes and results to differ materially from those described in our forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by this cautionary statement. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-622-8223
-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)
	Quarter Ended December 31,		Six Months Ended December 31,
	2014	2015	2014	2015

Revenues
Sales:
Lease inventories and fleet	$24,610	$36,706	$47,403	$57,027
Manufactured units	7,104	2,485	9,079	4,622
	31,714	39,191	56,482	61,649
Leasing	56,993	44,076	112,667	85,404
	88,707	83,267	169,149	147,053

Costs and expenses
Cost of sales:
Lease inventories and fleet (exclusive of the items shown separately below)	17,605	28,039	34,096	42,584
Manufactured units	4,936	3,509	6,027	6,333
Direct costs of leasing operations	21,194	17,622	40,335	34,197
Selling and general expenses	17,892	16,174	36,866	32,938
Depreciation and amortization	9,367	9,235	18,644	18,314

Operating income	17,713	8,688	33,181	12,687

Interest income	10	20	24	37
Interest expense	(5,501)	(4,965)	(10,827)	(9,980)
Foreign currency exchange gain (loss) and other	(357)	(611)	155	(503)
	(5,848)	(5,556)	(10,648)	(10,446)

Income before provision for income taxes	11,865	3,132	22,533	2,241

Provision for income taxes	4,746	1,252	9,013	896

Net income	7,119	1,880	13,520	1,345

Preferred stock dividends	(922)	(922)	(1,844)	(1,844)
Noncontrolling interests	(1,606)	(861)	(3,367)	(1,424)

Net income (loss) attributable to common stockholders	$4,591	$97	$8,309	$(1,923)

Net income (loss) per common share:
Basic	$0.18	$0.00	$0.32	$(0.07)
Diluted	0.17	0.00	0.31	(0.07)

Weighted average shares outstanding:
Basic	25,786,135	26,029,117	25,718,462	26,018,997
Diluted	26,684,968	26,321,491	26,617,295	26,018,997

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2015	December 31, 2015
Assets
Cash and cash equivalents	$3,716	$4,272
Trade and other receivables, net	47,641	44,718
Inventories	36,875	40,801
Prepaid expenses and other	7,763	8,438
Property, plant and equipment, net	39,452	28,278
Lease fleet, net	410,985	418,127
Goodwill	99,344	103,165
Other intangible assets, net	41,394	39,833
Total assets	$687,170	$687,632

Liabilities
Trade payables and accrued liabilities	$37,590	$42,421
Income taxes payable	1,291	—
Unearned revenue and advance payments	13,958	16,270
Senior and other debt	356,733	358,293
Deferred tax liabilities	43,242	42,726
Total liabilities	452,814	459,710

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 400,100 shares issued and outstanding (in series)	40,100	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 26,008,878 and 26,075,376 shares issued and outstanding at June 30, 2015 and December 31, 2015	3	3
Additional paid-in capital	124,288	123,605
Accumulated other comprehensive loss	(12,873)	(15,883)
Accumulated deficit	(4,653)	(4,732)
Total General Finance Corporation stockholders’ equity	146,865	143,093
Equity of noncontrolling interests	87,491	84,829
Total equity	234,356	227,922
Total liabilities and equity	$687,170	$687,632

Explanation and Use of Non-GAAP Financial Measures

Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-U.S. GAAP measures. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations.  In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the expenses excluded from our presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following tables show our adjusted EBITDA and the reconciliation from net income (loss) on a consolidated basis and from operating income (loss) for our geographic segments (in thousands):

	Quarter Ended December 31,		Six Months Ended December 31,
	2014	2015	2014	2015
Net income	$7,119	$1,880	$13,520	$1,345
Add (deduct) —
Provision for income taxes	4,746	1,252	9,013	896
Foreign currency exchange loss (gain) and other	357	611	(155)	503
Interest expense	5,501	4,965	10,827	9,980
Interest income	(10)	(20)	(24)	(37)
Depreciation and amortization	9,575	9,436	19,070	18,722
Share-based compensation expense	390	727	914	1,353
Adjusted EBITDA	$27,678	$18,851	$53,165	$32,762

	Quarter Ended December 31, 2014				Quarter Ended December 31, 2015
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$6,074	$11,382	$2,519	$(1,030)	$4,125	$7,003	$(1,351)	$(1,270)
Add -
Depreciation and amortization	3,935	5,546	267	-	3,448	5,913	260	1
Share-based compensation expense	164	72	28	126	246	107	37	337
Adjusted EBITDA	$10,173	$17,000	$2,814	$(904)	$7,819	$13,023	$(1,054)	$(932)
Intercompany adjustments				$(1,405)				$(5)

	Six Months Ended December 31, 2014				Six Months Ended December 31, 2015
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$11,081	$22,961	$5,330	$(2,159)	$6,821	$10,789	$(2,498)	$(2,811)
Add -
Depreciation and amortization	7,984	10,850	544	1	6,919	11,649	526	1
Share-based compensation expense	364	155	56	339	377	219	74	683
Adjusted EBITDA	$19,429	$33,966	$5,930	$(1,819)	$14,117	$22,657	$(1,898)	$(2,127)
Intercompany adjustments				$(4,341)				$13